UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 30, 2024

Date of report (Date of earliest event reported)

SPS COMMERCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34702	41-2015127
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Seventh Street, Suite 1000 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 435-9400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SPSC	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

EXPLANATORY NOTE

On January 2, 2025, SPS Commerce, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the U.S. Securities and Exchange Commission to report its agreement to issue unregistered shares of its common stock as partial payment for its acquisition (the “Acquisition”) of Carbon6 Technologies, Inc., a Delaware corporation (“Carbon6”) at the closing of the Acquisition. The number of shares to be issued was unknown at the time of the filing of the Original Form 8-K and the Company is filing this Amendment No. 1 to the Original Form 8-K (this “Amendment No. 1”) to report the closing of the Acquisition, the entry into the Registration Rights Agreement (as defined below), and the number of shares of its common stock issued in connection with the closing. The information in this Amendment No. 1 supplements, and does not change, the information contained in the Original Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

On February 4, 2025 (the “Closing Date”), the Company completed its previously announced transaction to acquire Carbon6 pursuant to that certain Agreement and Plan of Merger. The Company acquired Carbon6 through a combination of cash and share consideration totaling approximately $210 million, subject to customary purchase price adjustments (the “Purchase Price”). As partial payment of the Purchase Price, the Company issued to certain stockholders of Carbon6 (the “Investors”) an aggregate of 378,100 shares of the Company’s common stock (the “Common Stock Consideration”).

On the Closing Date, the Company entered into a Registration Rights and Lock-Up Agreement (the “Registration Rights Agreement”) with the Investors in substantially the same form as previously reported in the Original Form 8-K. Pursuant to the Registration Rights Agreement, the Company provided the Investors with customary registration rights with respect to the Common Stock Consideration. In addition, on the terms and subject to the conditions set forth in the Registration Rights Agreement, the Investors agreed not to sell, transfer or dispose of (i) 50% of the Common Stock Consideration during a holding period that expires 30 days after the Closing Date and (ii) the remaining 50% of the Common Stock Consideration during a holding period that expires 90 days after the Closing Date, in each case, selling no more than 20% of such Investor’s securities on any single trading day.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, which is attached as Exhibit 10.1 to this Amendment No. 1 and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

The issuance of the Common Stock Consideration was made in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 4(a)(2) of the Securities Act.

Item 7.01	Regulation FD Disclosure.

The information contained in Item 1.01 above is incorporated herein by reference.

On February 7, 2025, the Company issued a press release in connection with the closing of the Acquisition. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Registration Rights and Lock-Up Agreement, dated February 4, 2025 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on January 2, 2025).

99.1	Press release, dated February 7, 2025 (furnished herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPS COMMERCE, INC.

Date: February 7, 2025	By:	/s/ KIMBERLY NELSON
Kimberly Nelson
Executive Vice President and Chief Financial Officer